Exhibit 99.4

Preliminary Proxy Card—Subject to Completion

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on XXXXXX XX, 2015.

Vote by Internet • Go to www.envisionreports.com/PMFG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain			For	Against	Abstain
1.	Proposal to adopt the Agreement and Plan of Merger with CECO Environmental Corp.	☐	☐	☐	2.	Advisory vote on the approval of compensation that may become payable by PMFG to its named executive officers.	☐	☐	☐

3.	Proposal to approve the adjournment of the Special Meeting.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Special Meeting Admission Ticket

Special Meeting of

PMFG, Inc. Stockholders

<Day, Month, 2015, Time> Local Time

PMFG, Inc.

14651 North Dallas Parkway, Suite 500

Dallas, TX 75254

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Directions to the Special Meeting:

From the North: Head south on North Dallas Parkway and take the Beltline exit, staying on the southbound service road. After crossing Quorum Drive, proceed on the service road for approximately 500 feet. You will then turn right into the entrance for The Princeton building.

From the South: Head north on the North Dallas Parkway and take the Spring Valley — Verde Valley — Quorum exit. Stay in the left lane on the service road until you reach Quorum. Make a U-turn and stay on the southbound service road for approximately 500 feet. You will then turn right into the entrance for The Princeton building.

From the East or the West: Take I-635 to the North Dallas Parkway and then follow the directions described above.

Parking is available free of charge in front of our building.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — PMFG, INC.

Notice of Special Meeting of Stockholders

PMFG, Inc.

14651 North Dallas Parkway, Suite 500

Dallas, TX 75254

Proxy Solicited by Board of Directors for Special Meeting — (Date)

Peter Burlage and Ronald McCrummen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of PMFG, Inc. to be held on (Date) or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.

(Items to be voted appear on reverse side.)